EXHIBIT 10.30
FIRST AMENDMENT TO
SUPPLEMENTAL EMPLOYMENT TERMS AGREEMENT

This First Amendment to Supplemental Employment Terms Agreement (this “Amendment”) is made by and between ___________________ (the “Employee”) and California Micro Devices Corporation, a Delaware corporation (the "Company") (collectively the “Parties”), effective as of February 6, 2008.  It amends the Supplemental Employment Terms Agreement (the “Original Agreement”) the Parties made effective as of November 9, 2006.

Purpose

The Parties wish to amend the Original Agreement to allow Employee to exercise options that are accelerated under the Original Agreement for twelve months after employment termination instead of three months.  The Parties also wish to evidence Employee’s acquiescence to certain amendments made to the Company’s Executive Severance Program, which were primarily responsive to the Section 409(A) regulations promulgated by the IRS.

Agreement

In order to accomplish the purpose set forth above, the Parties hereby agree as follows:

1.  Section 3 of the Original Agreement is hereby amended to read in full as follows:

“If Employee’s Company stock options have been assumed by the successor corporation to the Company in a Change of Control and within the twelve (12)  months following a Change of Control (as defined in Exhibit A) the Employee’s employment has ceased in a manner such that Employee has been determined eligible to receive benefits under the Company’s Executive Severance Program, then (a) for purposes only of determining the number of shares as to which each of Employee’s assumed Company stock options are exercisable (vested), Employee’s employment shall be deemed to have terminated ___ year(s) subsequent to the actual date of employment termination and (b) the Employee shall have twelve (12) months instead of three (3) months from the date of employment termination, but not longer than the term of the option, to exercise Employee’s stock options.  The terms and conditions of such options, including method of exercise, shall govern, unimpacted by this Agreement.

In addition, if the Employee’s employment has ceased in a manner such that Employee has been determined eligible to receive benefits under the Company’s Executive Severance Program after the board of directors has approved either a letter of intent or a term sheet to effect a transaction that would constitute a Change in Control but before the closing of such transaction, and if such closing occurs within four (4) months of such employment termination and if the successor corporation to the Company assumes the Company’s stock options, then the term of Employee’s options will be extended until  twelve (12) months from the date of such employment termination (but not beyond the term of the option).  During such time of extension, Employee’s options shall be exercisable for the shares vested on the date of employment termination and for the incremental shares they would have been exercisable for had Employee’s employment been deemed to have been terminated ___ year(s) subsequent to the actual date of employment termination.”

2.  The Employee and Company acknowledge and agree that the Company’s Executive Severance Program has been duly amended as provided in Exhibit A.

3.  This Amendment, which is governed by California law, comprises the entire agreement and understanding of the Parties concerning its subject matter, superseding all prior and concurrent agreements concerning such subject matter other than the Original Agreement, which remains in full force and effect with its terms and conditions unchanged except as expressly provided in Sections 1 and 2 above.

Authorized Signatures

In order to bind themselves to this First Amendment to Supplemental Employment Terms Agreement, the Employee and a duly authorized representative of the Company have signed their names below on the dates indicated.

The Employee	The Company
California Micro Devices Corporation

___________________________________	By___________________________________
Signature	Signature

Printed Name___________________________	Printed Name___________________________

Date Executed: February __, 2008	Date Executed: February __, 2008

Exhibit A

Executive Severance Program, as Amended

See Attached